Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of Capitol Investment Corp. IV of our report dated April 11, 2019 relating to the consolidated financial statements and financial statement schedule of NESCO Holdings I, Inc. appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such proxy statement/prospectus.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

June 4, 2019